CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated January 27, 2005, and SB-2/A dated October 11, 2005 relating to the financial statements of Wilon Resources, Inc., and to the reference to our firm under the caption "Experts" in this Registration Statement.


/s/ Drakeford & Drakeford, LLC
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Drakeford & Drakeford,LLC
Certified Public Accountants


October 11, 2005